Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221213 on Form S-8 of our reports dated February 28, 2019, relating to the consolidated financial statements of BP Midstream Partners LP and subsidiaries and the effectiveness of BP Midstream Partners LP’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of BP Midstream Partners LP for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2019